CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------



To Datatec Systems, Inc.:


As independent public accountants, we hereby consent to the incorporation of our report dated July 27, 1998, included in this Form 10-K, into the Company's previously filed Registration Statements, Nos. 33-87122, 33-94802, 33-93470, 333-08381, 333-03414 and 333-09509, 333-15541, 333-16579, 333-22257, 333-36045,
333-34893, 333-40585 and 333-53125.



                               /s/ Arthur Andersen LLP
                               ARTHUR ANDERSEN LLP


Roseland, New Jersey
July 29, 1998